                                                                    EXHIBIT 10.2

                    AMENDMENT TO THE FINLAY ENTERPRISES, INC.

                          1997 LONG TERM INCENTIVE PLAN

         Effective on and after July 30, 2004, subject to approval of the stockholders of Finlay Enterprises, Inc. (the "Corporation") as provided under any applicable law, regulation or stock exchange rule, the 1997 Long Term
Incentive Plan, as amended (the "1997 Plan"), of the Corporation is hereby amended pursuant to Section 9.5 thereof in the following respect:

            1. Section 6 of the 1997 Plan shall be amended by adding a new
Section 6.7 to read as follows:

         6.7. ADDITIONAL CODE SECTION 162(m) PROVISIONS

                  (a) Notwithstanding any other provision of the Plan if the
         Committee determines, at the time an Award is granted to a participant who is then an officer, that such participant is, or is likely to be as of the end of the taxable year in which the Corporation would ordinarily claim a tax deduction in connection with such Award, a
         Covered Employee, then the Committee may provide that this Section 6.7 is applicable to such Award.

                  (b) If an Award is subject to this Section 6.7, then the
         lapsing of restrictions thereon and the distribution of cash, shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any variation or combination of the following:
         revenues, net revenues, cost reductions and savings, operating income, income before taxes, net income, adjusted net income, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share, adjusted earnings per share, operating margins, stock price, working capital measures, return on assets, return on revenues or productivity, return on equity, return on invested capital, cash flow measures, market share, stockholder return or economic value added. In addition, the Committee may establish as an additional performance measure the attainment by a participant of one or more personal objectives and/or goals that the Committee deems appropriate, including but not limited to implementation of Corporation policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Corporation, or exercise of specific areas of managerial responsibility. The Committee will not have discretion to increase Awards over the level determined by application of the performance goal formula(s) and will be required to certify, prior to payment, that the performance goals underlying the
         Awards have been satisfied. Each performance goal may be expressed on an absolute and/or relative basis, may include comparisons with past performance of the Corporation (including one or more divisions thereof, if any) and/or the current or past performance of other companies. Each goal shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

                  (c) Except as otherwise provided herein, the measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles ("GAAP") and in a manner consistent with the methods used in the Corporation's Annual Reports on
         Form 10-K and Quarterly Reports on Form 10-Q, without regard, however, to any of the following unless otherwise determined by the Committee consistent with the requirements of Section 162(m)(4)(C) of the Code and the regulations thereunder:

                       (i) all items of gain, loss or expense for the fiscal
         year that are related to special, unusual or non-recurring items, events or circumstances affecting the Corporation or the financial statements of the Corporation;

                       (ii) all items of gain, loss or expense for the fiscal
         year that are related to (A) the disposal of a business or discontinued
         operations or (B) the operations of any business acquired by the
         Corporation during the fiscal year; and

                       (iii) all items of gain, loss or expense for the fiscal
         year that are related to changes in accounting principles or to changes in applicable law or regulations.

         To the extent any objective performance goals are expressed using any earnings or revenue-based measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee.

                  (d) The Committee may not waive the achievement of the
         applicable performance goals, except in the case of the death or
         Disability of the participant, or under such other conditions where such waiver will not jeopardize the treatment of Awards as
         "performance-based compensation" under Section 162(m) of the Code.

                  (e) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 6.7 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of
         Section 162(m)(4)(C) of the Code, or any successor provision thereto.

         2. Section 6.5(b) of the 1997 Plan shall be amended by deleting the third sentence thereof.

         3. Unless otherwise specifically defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the
1997 Plan.

         4. Except as amended hereby, the 1997 Plan shall remain in full force and effect, without change or modification.

                                     BY ORDER OF THE BOARD OF DIRECTORS
                                     OF FINLAY ENTERPRISES, INC.